As filed with the Securities and Exchange Commission on May 17, 2007

Registration No. 333-122149

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SEAGATE TECHNOLOGY

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0355609
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands

(345) 949-8066

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System

818 West Seventh Street, Suite 200

Los Angeles, California 90017

(800) 888-9207

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

William L. Hudson Executive Vice President, General Counsel and Secretary Seagate Technology 920 Disc Drive P.O. Box 66360 Scotts Valley, California 95067 (831) 438-6550	William H. Hinman, Jr. Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, California 94304 (650) 251-5000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

DEREGISTRATION OF SECURITIES

On December 2, 2005, the Securities and Exchange Commission declared effective Post-Effective Amendment No. 2 to the Registration Statement on Form S-3, SEC File No. 333-122149 (the “Registration Statement”). The offering contemplated by the Registration Statement has terminated because the registrant has determined to no longer maintain the effectiveness of the Registration Statement. Accordingly, the registrant is filing this Post-Effective Amendment No. 3 to the Registration Statement to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 3, all of the Common Shares remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scotts Valley, State of California, on the 17th day of May 2007.

SEAGATE TECHNOLOGY

By:	*
Name:	William D. Watkins
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in their capacities and on the dates indicated:

Signature	Title	Date

* William D. Watkins	Chief Executive Officer, President and Director (Principal Executive Officer)	May 17, 2007

* Charles C. Pope	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	May 17, 2007

/S/ PATRICK J. O’MALLEY Patrick J. O’Malley	Vice President, Corporate Finance and Treasurer (Principal Accounting Officer)	May 17, 2007

* Stephen J. Luczo	Chairman of the Board of Directors	May 17, 2007

* William W. Bradley	Director	May 17, 2007

* James A. Davidson	Director	May 17, 2007

* Donald E. Kiernan	Director	May 17, 2007

* David F. Marquardt	Director	May 17, 2007

* Lydia Marshall	Director	May 17, 2007

/S/ C. S. PARK C. S. Park	Director	May 17, 2007

Signature	Title	Date

* Gregorio Reyes	Director	May 17, 2007

* John W. Thompson	Director	May 17, 2007

/S/ FRANK J. BIONDI, JR. Frank J. Biondi, Jr.	Director	May 17, 2007

* William D. Watkins, on behalf of Seagate Technology (US) Holdings, Inc.	Seagate Technology (US) Holdings, Inc. (Authorized U.S. Representative)	May 17, 2007

*By:	/S/ WILLIAM L. HUDSON
William L. Hudson
Attorney-in-Fact

II-2